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                                                                    EXHIBIT 23.2


               Consent of Ernst & Young LLP, Independent Auditors


We consent to the incorporation by reference in the Registration Statement
(Form S-8 No. 33-97772) pertaining to the 1994 Incentive Stock Option and Non-Qualified Stock Option Plan of InfoMed Holdings, Inc., Registration Statement (Form S-8 No. 333-51869) pertaining to the Simione Central Holdings, Inc. 1997 Non-Qualified Formula Stock Option Plan, Omnibus Equity-Based Incentive Plan, and the 1996 Stock Option Plan, and Registration Statement (Form S-8 No. 333-70811) pertaining to the Simione Central Holdings, Inc. Omnibus Equity-Based Incentive Plan of our report dated February 23, 1998, with respect to the financial statements and schedule of Simione Central Holdings, Inc. as of December 31, 1997 and for each of the two years in the period then ended, included in the Annual Report (Form 10-K) for the year ended December 31, 1998.


                                                            ERNST & YOUNG LLP


Atlanta, Georgia
March 26, 1999